UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2016

MEDICAL ALARM CONCEPTS HOLDING, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153290	26-3534190
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 W. Church Road, Suite B

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (877) 639-2929

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2016 (the “Closing Date”), Medical Alarm Concepts Holding, Inc. (the “Company”) closed the sale of one unit for $400,000 (the “Unit”), pursuant to a subscription agreements (the “Subscription Agreement”) with an accredited investor (the “Investor”) entered into on April 21, 2016 at a purchase price of $400,000 per Unit.  The Unit consisted of (i) 400,000 shares of Series D Preferred Stock, par value $0.0001 per share (the “Preferred D Shares”). Each of the Preferred D Shares are convertible into 100 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) one warrant (the “Warrant”) to purchase 40,000,000 shares of Common Stock, $0.001 par value per share, at an exercise price of $0.01 per share (such sale and issuance, the “Private Placement”).

The Warrant is exercisable, at any time, following the date the Warrant was issued, at a price of $0.01 per share, subject to adjustment, and expires three years from the date of issuance.

The Preferred D Shares are convertible into shares of the Company’s Common Stock in an amount equal to one hundred shares of Common Stock for each one share of Preferred D stock surrendered. The stated value of each Preferred D Share is one-ten thousandth ($0.0001) of one cent and the initial conversion price is $0.01 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

The Company is prohibited from effecting a conversion of the Preferred D Shares to the extent that, as a result of such conversion, such Investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred D Shares, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

 Pursuant to the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (the “Series D Certificate of Designations”), the holders of shares of Series D Preferred Stock shall have no voting rights unless such matters directly affect the Series D Preferred Stock and in such event the holders of Series D Preferred Stock shall vote.

The offering was made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing descriptions of the Warrant, the Preferred D Shares and the Subscription Agreement are not complete and are qualified in their entireties by reference to the full text of the Series D Certificate of Designations, the Form of the Warrant and the Form of the Subscription Agreement, copies of which are filed as Exhibit 3.1, Exhibit 4.1, Exhibit 4.2, respectively, to this report and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

On April 21, 2016, the Company completed the closing of the Private Placement and issued the Unit, consisting of a total of 400,000 shares of Series D Preferred Stock and one Warrant to purchase Common Stock, in exchange for aggregate gross proceeds of $400,000. The details of this transaction are described in Item 1.01, which is incorporated by reference, in its entirety, into this Item 3.02.

The Unit, the Warrant and the Preferred D Shares have not been registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 22, 2016 the Company filed the Series D Certificate of Designations with the Nevada Secretary of State. Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated by reference, in its entirety, into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of Medical Alarm Concepts Holding, Inc.
4.1	Form of Warrant
4.2	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Alarm Concepts Holding, Inc.

Dated: April 25, 2016	/s/ Ronnie Adams
Ronnie Adams
Chief Executive Officer

EXHIBIT INDEX

3.1	Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of Medical Alarm Concepts Holding, Inc.
4.1	Form of Warrant
4.2	Form of Subscription Agreement